Exhibit 21
SUBSIDIARIES OF GLADSTONE LAND CORPORATION
Arizona
East Shelton Road, LLC
Reagan Road Willcox, LLC
Spot Road Dateland, LLC
California
Bear Mountain Arvin, LP
Broadway Road Moorpark, LLC
Calaveras Avenue Coalinga, LP
Cat Canyon Road Los Alamos, LP
Central Avenue Kerman, LP
Dalton Lane Watsonville, LLC
Diego Ranch Stanislaus, LP
Dufau Road Oxnard, LP
Espinosa Road Salinas, LP
Flint Avenue Hanford, LP
Jayne Avenue Huron, LP
Natividad Road Salinas, LLC
Naumann Road Oxnard, LP
Nevada Ranch Merced, LP
Olsen Road Snelling CA, LP
San Andreas Road Watsonville, LLC
Santa Clara Avenue Oxnard, LP
Spring Valley Road Watsonville, LP
Sunnyside Avenue Madera, LP
Sycamore Road Arvin, LP
Taft Highway Bakersfield, LP
West Beach Street Watsonville, LLC
West Gonzales Road Oxnard, LLC
Colorado
Baca County Edler, LLC
Gunbarrel Road Alamosa. LLC
Horse Creek Baca, LLC
JJ Road Pritchett, LLC
Delaware
Gladstone California Farmland GP, LLC
Gladstone Land Advisers, Inc.
Gladstone Land Limited Partnership
Gladstone Land Partners, LLC
Gladstone Lending Company, LLC
Florida
Citrus Boulevard Stuart, LLC
Colding Loop Road Wimauma, LLC
Corbitt Road Immokalee, LLC
Immokalee Exchange, LLC
Keysville Road Plant City, LLC
Lithia Road Plant City, LLC
McIntosh Road Dover, LLC
Orange Avenue Fort Pierce, LLC

Owl Hammock Immokalee, LLC
Parrish Road Duette, LLC
Parrot Avenue Okeechobee, LLC
Plantation Road Marianna, LLC
Trapnell Road Plant City, LLC
Wauchula Road Duette, LLC
Michigan
20th Avenue South Haven, LLC
38th Avenue Covert, LLC
Cemetery Road Bangor, LLC
Nebraska
Holt County Stuart, LLC
Rock County Bassett, LLC
Somerset Road Grant NE, LLC
North Carolina
Poplar Street Bladenboro, LLC
Oregon
Collins Road Clatskanie, LLC
Oregon Trail Highway, LLC
Sequoia Street Brooks, LLC
Texas
Bunker Hill Road Dalhart TX, LP
Washington
Oasis Road Walla Walla, LLC